Exhibit 99.1

   Navigant Consulting, Inc. Announces Second Quarter 2005 Results

    CHICAGO--(BUSINESS WIRE)--July 22, 2005--Navigant Consulting, Inc.
(NYSE:NCI):

    -- Quarterly revenues increased 13 percent, year over year, to $139.5 million, from $123.8 million in the second quarter of 2004. Six-month revenues increased 21 percent, to $274.1 million, compared to $226.5 during the first six months of 2004.

    -- EBITDA for the quarter increased 27 percent to $26.5 million, from $21.0 million in the second quarter of 2004. EBITDA margin as a percentage of revenues before reimbursements increased to 22 percent, compared with 19 percent in the second quarter of 2004. EBITDA for the six months ended June 30, 2005 increased 41 percent to $52.2 million, from $37.0 million for the comparable period in 2004.

    -- Earnings per share increased 14 percent to $0.24 in the second quarter, compared to $0.21 in the second quarter of 2004.
        First half 2005 EPS increased 32 percent, to $0.49, from $0.37 in the first six months of 2004.

    Navigant Consulting, Inc. (NYSE:NCI), a specialized consulting firm providing dispute, financial, regulatory and operational advisory services primarily to companies in regulated industries, government agencies and legal counsel, today announced financial results for the 2005 second quarter.
    "The second quarter results were consistent with our June 8 revised guidance and reflect the completion of a solid 2005 first half performance for the Company," stated William M. Goodyear, Chairman and Chief Executive Officer. "The Company's growth was balanced across a number of the practices, as our Dispute Regulatory & Investigations practices continued their excellent year-to-date performance. Likewise, the Financial & Insurance and Healthcare practices both had a solid second quarter."

    Second Quarter 2005 Financial Results

    Revenues for the second quarter of 2005 were $139.5 million, a 13 percent increase compared to second quarter 2004 revenues of $123.8 million, and an increase over first quarter 2005 revenues of $134.6 million. EBITDA in the second quarter of 2005 was $26.5 million, an increase of 27 percent from $21.0 million for the second quarter of 2004, and up from first quarter 2005 EBITDA of $25.7 million.
    EBITDA as a percentage of revenues before reimbursements continued to increase, up to 22 percent for the second quarter of 2005, compared to 21 percent in the first quarter 2005 and 19 percent in the second quarter 2004. Net income per diluted share was $0.24 in the second quarter of 2005, a 14 percent increase compared to the $0.21 per share in the comparable period in 2004, and down slightly from $0.25 per share in the first quarter of 2005.

    Six-Month Financial Results

    Revenues for the six months ended June 30, 2005 were $274.1 million, a 21 percent increase compared to 2004 six-month revenues of $226.5 million. EBITDA for the six-month period of 2005 was $52.2 million, up 41 percent from $37.0 million for the comparable 2004 period. EPS for the 2005 six months was $0.49 per share, compared to $0.37 per share for the same period in 2004, a 32 percent year over year increase.

    Business Metrics

    Billable consultant headcount, full time equivalents (FTE), on June 30, 2005 was 1,557, a slight increase from 1,544 as of the end of the first quarter, and up from 1,293 at June 30, 2004. Company-wide consultant utilization in the second quarter was 69 percent, compared to 72 percent in the first quarter of 2005 and 75 percent in the second quarter of 2004.
    "During the second quarter, we remained active in the recruitment of senior talent in a number of our growing service and industry sectors," stated Julie M. Howard, Executive Vice President and Chief Operating Officer. "At the same time, we are managing the firm through a balanced evaluation of our skills and qualifications opposite the markets we serve, and the efforts of that review are reflected in our headcount and utilization metrics. I would anticipate those efforts to continue through the third quarter."
    Annualized revenue per consultant in the second quarter of 2005 was $359,000, consistent with the 2005 first quarter of $358,000. Annualized attrition was 17 percent during the second quarter of 2005. Days sales outstanding as of June 30, 2005 were 81 days, compared to 82 days at the end of the 2004 second quarter. The Company ended the second quarter with $43.8 million in borrowings under its $175 million unsecured, multi-bank credit facility.

    Acquisition of A.W. Hutchison & Associates

    As announced on July 18, the Company acquired A.W. Hutchison & Associates, LLC (AWH). Recognized internationally as a leader in the field of construction management analysis and dispute resolution, the AWH team augments and extends Navigant Consulting's construction services practice, adding risk management services as well as architectural technical expertise. The investment also enhances the national footprint of NCI's construction team, adding strong teams in the Southeast and Southern California.

    Webcast of the Company's Announcement of Second Quarter 2005
Results

    A webcast of management's presentation of the Company's second quarter financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, October 24, 2005.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE:NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change including healthcare, energy and financial and insurance services, and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    Except as set forth below, statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: dependence on key personnel, acquisitions consummated and acquisitions under consideration, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices, significant client assignments, conflicts of interest, the ability to meet the challenges of rapid growth and intense competition, professional liability, any significant decline in the market value of the Company's securities that would affect its ability to attract, retain and motivate its consultants, possible legislative and regulatory changes, including without limitation federal class action, asbestos and medical malpractice reform legislation, and general economic conditions.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME
                 (In thousands, except per share data)
                              (Unaudited)

                                           For the three months ended
                                           ---------------------------
                                           June 30, March 31, June 30,
                                             2005     2005     2004
                                           ---------------------------
Revenues before reimbursements             $121,621 $121,784 $108,488
Reimbursements                               17,871   12,850   15,275
                                           ---------------------------
  Total revenues                           $139,492 $134,634 $123,763

Cost of services before reimbursable
 expenses                                    69,308   71,696   63,395
Reimbursable expenses                        17,871   12,850   15,275
                                           ---------------------------
  Cost of services                           87,179   84,546   78,670
Stock-based compensation expense              2,341    2,429    1,996
Litigation and settlements                        -        -      385
General and administrative expenses          23,442   21,946   21,741
                                           ---------------------------
  Earnings before interest, taxes,
   depreciation and amortization (EBITDA)    26,530   25,713   20,971
Depreciation                                  2,564    1,911    2,135
Amortization                                  1,857    1,460      597
                                           ---------------------------
  Operating income                           22,109   22,342   18,239
Other (expense), net                           (788)    (325)    (581)
                                           ---------------------------
Income before income tax expense             21,321   22,017   17,658
Income tax expense                            8,954    9,248    7,162
                                           ---------------------------
  Net income                                $12,367  $12,769  $10,496
                                           ===========================

Net income per diluted share                  $0.24    $0.25    $0.21
                                           ===========================

Shares used in computing net income per
 diluted share                               52,091   51,241   50,130

Percentage of revenues before
 reimbursements:
------------------------------
Cost of services before reimbursable
 expenses                                        57%      59%      58%
Reimbursable expenses                            15%      11%      14%
General and administrative expenses              19%      18%      20%

EBITDA                                           22%      21%      19%
Operating income                                 18%      18%      17%
Net income                                       10%      10%      10%


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME
                (In thousands, except per share data)
                             (Unaudited)
                                            For the six months ended
                                           ---------------------------
                                           June 30, 2005 June 30, 2004
                                           ---------------------------
Revenues before reimbursements                 $243,405      $200,924
Reimbursements                                   30,721        25,600
                                           ---------------------------
  Total revenues                               $274,126      $226,524

Cost of services before reimbursable
 expenses                                       141,004       116,107
Reimbursable expenses                            30,721        25,600
                                           ---------------------------
  Cost of services                              171,725       141,707
Stock-based compensation expense                  4,770         4,600
Restructuring costs                                   -           891
Litigation and settlements                            -           385
General and administrative expenses              45,388        41,893
                                           ---------------------------
  Earnings before interest, taxes,
   depreciation and amortization (EBITDA)        52,243        37,048
Depreciation                                      4,475         4,049
Amortization                                      3,317         1,254
                                           ---------------------------
  Operating income                               44,451        31,745
Other (expense), net                             (1,113)         (904)
                                           ---------------------------
Income before income tax expense                 43,338        30,841
Income tax expense                               18,202        12,567
                                           ---------------------------
  Net income                                    $25,136       $18,274
                                           ===========================

Net income per diluted share                      $0.49         $0.37
                                           ===========================

Shares used in computing net income per
 diluted share                                   51,666        49,708

Percentage of revenues before
 reimbursements:
-----------------------------
Cost of services before reimbursable
 expenses                                            58%           58%
Reimbursable expenses                                13%           13%
General and administrative expenses                  19%           21%

EBITDA                                               21%           18%
Operating income                                     18%           16%
Net income                                           10%            9%


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
        CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                    (In thousands, except DSO data)
                              (Unaudited)

                          June 30,   March 31,  December 31,  June 30,
Assets                      2005       2005        2004         2004
------                ------------------------------------------------
Cash and cash
 equivalents              $11,118      $8,035     $36,897      $7,260
Trade accounts
 receivable, net          137,224     131,670     111,157     122,742
Prepaid and other
 assets                    13,417      15,877      18,304      16,131
                      ------------------------------------------------
  Total current assets    161,759     155,582     166,358     146,133

Property and
 equipment, net            35,369      29,960      27,381      24,525
Intangible assets, net    278,850     270,578     224,845     208,356
Other non-current
 assets, net                  363         235         223       5,033
                      ------------------------------------------------
  Total assets           $476,341    $456,355    $418,807    $384,047
                      ================================================

Liabilities and
 Stockholders' Equity
---------------------
Bank borrowings           $43,800     $45,500          $0     $42,000
Current liabilities        80,533      78,072     117,885      87,386
Other liabilities           8,231       3,702      12,248      12,826
Stockholders' equity      343,777     329,081     288,674     241,835
                      ------------------------------------------------

  Total liabilities
   and stockholders'
   equity                $476,341    $456,355    $418,807    $384,047
                      ================================================


Selected Data


Days sales
 outstanding, net
 (DSO)(a)                 81 days     80 days     71 days     82 days
                      ================================================

(a) Includes deferred revenue.

    CONTACT: Navigant Consulting, Inc.
             Ben W. Perks, 312-573-5630
             Andrew J. Bosman, 312-573-5631